Exhibit 10.2

Lock-Up Agreement

August 2, 2010

Capital Gold Corporation
76 Beaver Street, 14th Floor
New York, New York 10005

Re:	Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the shares of common stock (the “Closing Stock Consideration”) of Capital Gold Corporation, a Delaware corporation (the “Company”), issued to the former shareholders of Nayarit Gold Inc. (“Nayarit”) in connection with Business Combination Agreement, dated February 10, 2010, as amended (the “Definitive Agreement”).

As of the date hereof the undersigned beneficially owns and controls an aggregate of _______ common shares of Nayarit, which in accordance with the terms of the Definitive Agreement, shall be exchangeable into _______ shares of common stock of the Company (the “Shares”) and options to purchase an aggregate of _______ common shares of Nayarit, which in accordance with the terms of the Definitive Agreement, shall be exchangeable into options to purchase _______  shares of common stock of the Company (the “Underlying Shares”, together with the Shares, the “Locked-Up Shares”), each on the basis of 0.134048 shares of common stock of the Company for each one common share of Nayarit.

In order to induce the Company to consummate the transactions contemplated by the Definitive Agreement, the undersigned hereby agrees that, during the Lock-Up Period (which is defined herein) the undersigned: (a) will not, directly or indirectly, on his, her or its own behalf, or on behalf of entities, family members or trusts affiliated with or controlled by him, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of the Locked-Up Shares, and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any of the Locked-Up Shares (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of the Locked-Up Shares, whether or not such transaction is to be settled by delivery of Locked-Up Shares, other securities, cash or other consideration.  For purposes of this agreement, “Lock-Up Period” shall mean a period of six (6) months from the Closing Date (as defined in the Definitive Agreement).

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Closing Stock Consideration to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Locked-Up Shares and to note stop transfer restrictions on the stock register and other records relating to the Locked-Up Shares.

The undersigned hereby further agrees that during the Lock-Up Period the undersigned will not: (x) file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of the Closing Stock Consideration, and (y) exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of the Closing Stock Consideration.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Locked-Up Shares in the transactions described in clauses (i) through (vi) below without the prior written consent of the Company, provided that (1) the Company receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise during the Lock-Up Period, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the lock-up period:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

(iii)	as a distribution to members, partners or stockholders of the undersigned; or

(iv)
to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided that such affiliate, investment fund or other entity controlled or managed by the undersigned shall not be formed for the sole purpose of transferring, for value or otherwise, the Locked-Up Shares; or

(v)	to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent; or

(vi)	to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or immediate family of the undersigned, or

(vii)
pursuant to a bona fide third party take-over bid, merger, plan of arrangement or other transaction where an offer is made to all holders of shares of common stock of the Company  in order to allow the undersigned to have the same ability to participate as any other holder of shares of common stock of the Company.

For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, notwithstanding the foregoing, during the Lock-Up Period, the undersigned may sell shares of common stock of the Company purchased by the undersigned on the open market following the consummation of the Definitive Agreement if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned hereby represents and warrants to the Company that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof.  Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.  Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

[Name]